Exhibit 6.11

OMNIBUS AMENDMENT TO WARRANTS

This Omnibus Amendment (this “Amendment”), dated as of ______, 2015 (the “Effective Date”), amends (i) certain warrants to purchase shares of preferred stock of Aperion Biologics, Inc., a Delaware corporation (the “Company”), listed in Schedule I hereto (the “Preferred Stock Warrants”); and (ii) certain warrants to purchase shares of common stock of the Company listed in Schedule II hereto (the “Common Stock Warrants”, together with the Preferred Stock Warrants, the “Warrants”), by and between the Company and Kevin Stone, MD (“Holder”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrants.

WHEREAS, Section 14 of each Preferred Stock Warrant and Section 10 of each Common Stock Warrant requires the written consent of each of the Company and Holder to amend or waive any terms of such Warrants.

WHEREAS, the Company has filed an Offering Statement on Form 1-A with the Securities and Exchange Commission for an initial public offering of its common stock (the “Common Stock”) pursuant to Regulation A of the Securities Act of 1933, as amended (the “IPO”), and the Company and Holder desire to amend the Warrants to, among other things, limit the exercisability of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

1.          Amendment to Preferred Stock Warrants.

(a)        Section 2(a) of the Preferred Stock Warrant issued to Holder on July 25, 2007 is hereby amended and restated in its entirety as follows:

“(a) The Warrantholder may exercise this Warrant, in whole or in part, at any time and from time to time, (A) commencing at the earlier of (i) the completion of a public offering of the Company’s common stock pursuant to Regulation A of the Securities Act of 1933, as amended; and (ii) March 31, 2016, and (B) until the earlier to occur of (the “Expiration Date”): (i) July 25, 2017, or (ii) one of the following transactions: (1) the purchase or other acquisition of shares of the Company’s capital stock by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions, other than by stockholders of the Company as of the date of this Warrant or their affiliates, such that the purchasing person, entity or group of persons’ resulting beneficial ownership of the Company (within the meaning of Rule 13d-3 promulgated under the Exchange Act) equals either 100% of the outstanding shares of Common Stock of the Company or 100% of the combined voting power of the Company’s then outstanding voting securities; (2) a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation or their affiliates do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities (a “Merger”); or (3) the sale of all or substantially all of the Company’s assets; provided that in no event shall a Sale Event be deemed to have occurred solely as a result of (x) a sale by the Company of equity securities in transactions the primary purpose of which is to raise capital for the Company’s operations and activities, including without limitation a public offering or (y) any reduction in ownership of the Company’s outstanding Common Stock or voting securities by stockholders of the Company as of the date of this Warrant or their affiliates (each, a “Sale Event”). The Company shall provide the Warrantholder with fifteen (15) days’ advance written notice of any of the foregoing events (1)-(3).”

(b)        Section 2(a) of the Preferred Stock Warrant issued to Holder on August 14, 2007 is hereby amended and restated in its entirety as follows:

“(a) The Warrantholder may exercise this Warrant, in whole or in part, at any time and from time to time, (A) commencing at the earlier of (i) the completion of a public offering of the Company’s common stock pursuant to Regulation A of the Securities Act of 1933, as amended; and (ii) March 31, 2016, and (B) until the earlier to occur of (the “Expiration Date”): (i) August 14, 2017, or (ii) one of the following transactions: (1) the purchase or other acquisition of shares of the Company’s capital stock by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions, other than by stockholders of the Company as of the date of this Warrant or their affiliates, such that the purchasing person, entity or group of persons’ resulting beneficial ownership of the Company (within the meaning of Rule 13d-3 promulgated under the Exchange Act) equals either 100% of the outstanding shares of Common Stock of the Company or 100% of the combined voting power of the Company’s then outstanding voting securities; (2) a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation or their affiliates do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities (a “Merger”); or (3) the sale of all or substantially all of the Company’s assets; provided that in no event shall a Sale Event be deemed to have occurred solely as a result of (x) a sale by the Company of equity securities in transactions the primary purpose of which is to raise capital for the Company’s operations and activities, including without limitation a public offering or (y) any reduction in ownership of the Company’s outstanding Common Stock or voting securities by stockholders of the Company as of the date of this Warrant or their affiliates (each, a “Sale Event”). The Company shall provide the Warrantholder with fifteen (15) days’ advance written notice of any of the foregoing events (1)-(3).”

2.          Amendment of Common Stock Warrants.

(a)        Section 3(a) of each of the Common Stock Warrants is hereby amended and restated in its entirety as follows:

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“(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at the earlier of (i) the completion of a public offering of the Company’s common stock pursuant to Regulation A of the Securities Act of 1933, as amended; and (ii) March 31, 2016, by the surrender of this Warrant and the Notice of Exercise annexed to this Warrant duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company or by wire transfer.”

3.          Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

4.          Full Force and Effect. Except as amended hereby, the Warrants shall remain in full force and effect.

5.          Counterparts. This Amendment may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become effective when all Parties hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this Amendment may be effected by means of an exchange of electronic signatures with original copies to follow by mail or courier service.

6.          Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

7.          Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

8.          Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such parties, verbal or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

COMPANY
APERION BIOLOGICS, INC.

By:
Name:
Title:

HOLDER
KEVIN STONE, MD

By:
Name:
Title:

Schedule I

Issuance Date	Number of Shares	Expiration Date

July 25, 2007	10,625	July 25, 2017

August 14, 2007	6,250	August 14, 2017

Schedule II

Warrant No.	Number of Shares	Expiration Date

WB17	2,285,891	June 9, 2018

WB40	85,471	June 9, 2018